SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2013

Southern States Sign Company

(Exact name of small business issuer as specified in its charter)

Nevada	333-171842	26-3014345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Viale Bruno Buozzi 83, Rome, Italy (Address of principal executive offices)

39.06.80692582
(Issuer’s telephone number)

__________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.02. Termination of a Material Definitive Agreement.

On July 31, 2013, Galzignano Terme Golf and Resort S.p.A. (“Galzignano”), a wholly-owned subsidiary of Southern States Sign Company, terminated its agreement with Salute e Benessere Alain Messegue Srl (the “Manager”) in connection with the management of Hotel Splendid, a property located within the Galzignano resort (the “Property” and such agreement, the “Agreement”).

The Agreement, originally dated as of June 28, 2012, provided that the Manager shall manage the Property for an initial term of nine years. Galzignano terminated the Agreement due the Manager’s inability to generate a minimum of € 2.5 million in revenues from the management of the Property for the period from June 28, 2013 to December 31, 2013, in accordance with the terms of the Agreement. The Property will remain closed indefinitely while Galzignano searches for a new manager for the Property. The Manager paid a fee of € 164,000 to Galzignano in connection with the early termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern States Sign Company

Dated: August 6, 2013	By: /s/ Sergio Schisani
Sergio Schisani
Chief Executive Officer